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                                                                    Exhibit 23.6


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Oxford Molecular Group PLC:


We consent to the incorporation by reference in the proxy statement/prospectus forming a part of amendment No. 2 to the Registration Statement on Form S-4 of Pharmacopeia, Inc. of our report dated September 22, 2000, with respect to the combined balance sheets of Oxford Molecular Limited's software division, Oxford Molecular Group, Inc. and Chemical Design Holdings PLC as of December 31, 1999 and 1998, and the related combined profits and loss account, cash flow statement, statement of total recognised gains and losses and movements in shareholders' funds for each of the years in the three-year period ended December 31, 1999, which report appears in the Form 8-K/A of Pharmacopeia, Inc. dated November 13, 2000 and to the reference to our firm under the heading "Experts".

                                  /s/ KPMG LLP


Portland, Oregon
November 29, 2001